Exhibit 99.1

Media contact:	Investor contact:
Bobbie Egan	Lavanya Sareen
Corporate Communications	Managing Director, Investor Relations
(206) 392-5134	(206) 392-5656

FOR IMMEDIATE RELEASE	July 23, 2015

Alaska Air Group Reports Record Second Quarter 2015 Results
Financial Highlights:

•	Reported record second quarter net income, excluding special items, of $230 million, a 46% increase over the second quarter of 2014.

•	Reported adjusted earnings per share of $1.76 per diluted share, a 56% increase over the second quarter of 2014 and ahead of First Call analyst consensus estimate of $1.73 per share.

•
Earned net income for the second quarter under Generally Accepted Accounting Principles (GAAP) of $234 million or $1.79 per diluted share, compared to net income of $165 million, or $1.19 per diluted share in 2014.

•	Recorded $58 million of employee incentive pay in recognition of Air Group employees’ progress on meeting customer service, safety, operational and financial goals.

•	Generated record adjusted pretax margin in the second quarter of 25.7% compared to 18.3% in 2014.

•	Generated 20.7% adjusted pretax margin for the trailing 12-month period ended June 30, 2015, compared to 14.9% for the same period in the prior year.

•	Achieved trailing 12-month after-tax return on invested capital of 22.0% compared to 16.1% in the 12-month period ended June 30, 2014.

•
Repurchased 2.5 million shares of common stock for $160 million in the second quarter of 2015, and 4.1 million shares of common stock for $262 million during the first six months of 2015, representing 3.1% of the total shares outstanding at the beginning of the year.

•	Paid a $0.20 per-share quarterly cash dividend on June 4, 2015, a 60% increase over the dividend paid in the second quarter of 2014.
Accomplishments and Highlights:

•	Ranked "Highest in Customer Satisfaction Among Traditional Carriers" in 2015 by J.D. Power for the eighth year in a row.

•	Ranked "Highest in Customer Satisfaction With Airline Loyalty Rewards Programs" in 2015 by J.D Power for the second consecutive year.

•	Announced that a free first checked bag is a permanent feature of the Alaska Airlines Visa Signature affinity credit card.

•	Held the No. 1 spot in U.S. Department of Transportation on-time performance among the eight largest U.S. airlines for the twelve months ended May 2015.

•	Improved second quarter customer satisfaction score by 2.5 percentage points over prior year.

•	Increased fuel efficiency (as measured by seat-miles per gallon) by 1.9% compared to the second quarter of 2014, as part of our effort to be the airline leader in environmental stewardship.

•
Began offering customers the option to upgrade to Preferred Seating, providing customers the ability to select bulkhead and exit-row seating 24 hours in advance of flight. Preferred Seating also includes priority boarding and a complimentary beer, wine or cocktail.

•
Introduced the first three E-175 regional aircraft into operation with three classes of service. The E-175 is one of the highest rated regional aircraft for customer comfort and experience. New routes served by these aircraft are Seattle-Milwaukee, Seattle-Oklahoma City, and Portland-St. Louis.

•	Amended our agreement with Skywest to replace all eight CRJ-700 regional aircraft with E-175 aircraft, bringing the total E-175 fleet to 15 aircraft by the end of 2016.

•	Launched "Beyond Service" customer service training to all customer-facing employees. Nearly 3,000 of Alaska and Horizon employees have completed the training.

•	New routes announced in the second quarter are as follows:

New Non-Stop Routes Announced (Launch Dates)
Seattle to Nashville, TN (9/23/15)	Los Angeles to Gunnison-Crested Butte, CO (11/5/15)
Seattle to Raleigh-Durham, NC (10/1/15)	Los Angeles to Monterey, CA (11/6/15)
Seattle to Charleston, SC (11/11/15)	Eugene to San Jose, CA (11/5/15)
Los Angeles to Baltimore, MD (9/15/15)	Portland to Austin, TX (11/5/15)
Los Angeles to San Jose, Costa Rica (10/31/15)	Boise to Reno, NV (11/5/15)
Los Angeles to Liberia, Costa Rica (11/1/15)

SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported second quarter 2015 GAAP net income of $234 million, or $1.79 per diluted share, compared to $165 million, or $1.19 per diluted share in the second quarter of 2014. Excluding the impact of mark-to-market fuel hedge adjustments of $6 million ($4 million after tax, or $0.03 per diluted share), the company reported record adjusted net income of $230 million, or $1.76 per diluted share, compared to adjusted net income of $157 million, or $1.13 per diluted share, in 2014.
"We're pleased to report our 25th consecutive quarterly profit and our best quarterly result ever," said CEO Brad Tilden. "I want to thank our employees for their hard work and for always putting our customers first.  We are focused on running a strong and balanced company that will produce the right outcomes for all of the stakeholders who depend on us, not just this quarter but over the long-term.”
The following table reconciles the company's reported GAAP net income and earnings per diluted share (EPS) during the second quarters of 2015 and 2014 to adjusted amounts:

	Three Months Ended June 30,
	2015		2014
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$234	$1.79	$165	$1.19
Mark-to-market fuel hedge adjustments, net of tax	(4)	(0.03)	(8)	(0.06)
Non-GAAP adjusted income and per-share amounts	$230	$1.76	$157	$1.13
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

A conference call regarding the second quarter results will be simulcast via the Internet at 8:30 a.m. Pacific time on July 23, 2015. It can be accessed through the company's website at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.
###
References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”
This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2014. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.
###

Alaska Airlines, a subsidiary of Alaska Air Group (NYSE: ALK), together with its partner regional airlines, serves more than 100 cities through an expansive network in the United States, Canada and Mexico. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers in North America” in the J.D. Power North American Airline Satisfaction Study for eight consecutive years from 2008 to 2015. Alaska Airlines’ Mileage Plan also ranked “Highest in Customer Satisfaction with Airline Loyalty Rewards Programs” in the J.D. Power 2014 and 2015 Airline Loyalty/Rewards Program Satisfaction Report. For reservations, visit www.alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air Newsroom at www.alaskaair.com/newsroom.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per-share amounts)	2015	2014	Change	2015	2014	Change
Operating Revenues:
Passenger
Mainline	$1,019	$974	5%	$1,920	$1,828	5%
Regional	212	200	6%	398	386	3%
Total passenger revenue	1,231	1,174	5%	2,318	2,214	5%
Freight and mail	30	32	(6)%	53	56	(5)%
Other - net	176	169	4%	335	327	2%
Total Operating Revenues	1,437	1,375	5%	2,706	2,597	4%

Operating Expenses:
Wages and benefits	305	281	9%	611	553	10%
Variable incentive pay	32	29	10%	58	54	7%
Aircraft fuel, including hedging gains and losses	261	360	(28)%	496	718	(31)%
Aircraft maintenance	52	57	(9)%	115	108	6%
Aircraft rent	26	29	(10)%	52	57	(9)%
Landing fees and other rentals	66	64	3%	137	133	3%
Contracted services	68	62	10%	135	122	11%
Selling expenses	54	53	2%	107	99	8%
Depreciation and amortization	79	73	8%	155	143	8%
Food and beverage service	28	23	22%	53	44	20%
Other	94	81	16%	177	161	10%
Total Operating Expenses	1,065	1,112	(4)%	2,096	2,192	(4)%
Operating Income	372	263	41%	610	405	51%

Nonoperating Income (Expense):
Interest income	6	5		11	10
Interest expense	(11)	(12)		(22)	(25)
Interest capitalized	8	4		16	9
Other - net	1	5		1	18
	4	2		6	12
Income Before Income Tax	376	265		616	417
Income tax expense	142	100		233	158
Net Income	$234	$165		$383	$259

Basic Earnings Per Share:	$1.80	$1.20		$2.93	$1.88
Diluted Earnings Per Share:	$1.79	$1.19		$2.91	$1.86

Shares Used for Computation:
Basic	129.236	137.274		130.173	137.304
Diluted	130.255	138.711		131.271	138.776

Cash dividend declared per share:	$0.20	$0.125		$0.40	$0.25

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	June 30, 2015	December 31, 2014
Cash and marketable securities	$1,192	$1,217

Total current assets	1,654	1,756
Property and equipment-net	4,705	4,299
Other assets	121	126
Total assets	6,480	6,181

Air traffic liability	840	631
Current portion of long-term debt	116	117
Other current liabilities	971	923
Current liabilities	1,927	1,671
Long-term debt	629	686
Other liabilities and credits	1,705	1,697
Shareholders' equity	2,219	2,127
Total liabilities and shareholders' equity	$6,480	$6,181

Debt-to-capitalization ratio, adjusted for operating leases(a)	29%:71%	31%:69%

Number of common shares outstanding	128.025	131.481

(a)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,						Six Months Ended June 30,
	2015		2014		Change		2015		2014		Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	8,024		7,353		9.1%		15,340		14,002		9.6%
RPMs (000,000) "traffic"	8,451		7,755		9.0%		16,173		14,832		9.0%
ASMs (000,000) "capacity"	9,949		8,988		10.7%		19,206		17,341		10.8%
Load factor	84.9%		86.3%		(1.4 pts	)	84.2%		85.5%		(1.3 pts	)
Yield	14.56	¢	15.14	¢	(3.8%)		14.33	¢	14.93	¢	(4.0%)
PRASM	12.37	¢	13.06	¢	(5.3%)		12.07	¢	12.77	¢	(5.5%)
RASM	14.44	¢	15.29	¢	(5.6%)		14.09	¢	14.98	¢	(5.9%)
CASM excluding fuel(b)	8.08	¢	8.37	¢	(3.5%)		8.33	¢	8.50	¢	(2.0%)
Economic fuel cost per gallon(b)	$2.12		$3.20		(33.8%)		$2.05		$3.26		(37.1%)
Fuel gallons (000,000)	126		116		8.6%		245		227		7.9%
ASM's per gallon	79.0		77.5		1.9%		78.4		76.4		2.6%
Average number of full-time equivalent employees (FTE)	13,793		12,515		10.2%		13,534		12,451		8.7%

Mainline Operating Statistics:
Revenue passengers (000)	5,787		5,307		9.0%		11,022		10,044		9.7%
RPMs (000,000) "traffic"	7,662		7,029		9.0%		14,657		13,431		9.1%
ASMs (000,000) "capacity"	8,984		8,095		11.0%		17,330		15,590		11.2%
Load factor	85.3%		86.8%		(1.5 pts	)	84.6%		86.2%		(1.6 pts	)
Yield	13.29	¢	13.86	¢	(4.1%)		13.10	¢	13.61	¢	(3.7%)
PRASM	11.34	¢	12.03	¢	(5.7%)		11.08	¢	11.73	¢	(5.5%)
RASM	13.40	¢	14.24	¢	(5.9%)		13.09	¢	13.92	¢	(6.0%)
CASM excluding fuel(b)	7.17	¢	7.45	¢	(3.8%)		7.41	¢	7.56	¢	(2.0%)
Economic fuel cost per gallon(b)	$2.12		$3.19		(33.5%)		$2.05		$3.25		(36.9%)
Fuel gallons (000,000)	110		102		7.8%		213		197		8.1%
ASM's per gallon	81.7		79.4		2.9%		81.4		79.1		2.9%
Average number of FTE's	10,726		9,767		9.8%		10,553		9,679		9.0%
Aircraft utilization	11.1		10.5		5.7%		10.8		10.4		3.8%
Average aircraft stage length	1,191		1,181		0.8%		1,195		1,190		0.4%
Operating fleet	140		134		6 a/c		140		134		6 a/c

Regional Operating Statistics:(c)
Revenue passengers (000)	2,237		2,046		9.3%		4,318		3,958		9.1%
RPMs (000,000) "traffic"	789		725		8.8%		1,516		1,401		8.2%
ASMs (000,000) "capacity"	965		894		7.9%		1,876		1,751		7.1%
Load factor	81.8%		81.2%		0.6 pts		80.8%		80.0%		0.8 pts
Yield	26.92	¢	27.55	¢	(2.3%)		26.28	¢	27.54	¢	(4.6%)
PRASM	21.99	¢	22.37	¢	(1.7%)		21.25	¢	22.04	¢	(3.6%)
Operating fleet(c)	63		59		4	a/c	63		59		4	a/c

(a)	Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)
See a reconciliation of operating expenses excluding fuel, a reconciliation of economic fuel costs, and Note A in the accompanying pages, for a discussion of why these measures may be important to investors.

(c)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30, 2015
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,019	$—	$—	$—	$1,019	$—	$1,019
Regional	—	212	—	—	212	—	212
Total passenger revenues	1,019	212	—	—	1,231	—	1,231
CPA revenues	—	—	99	(99)	—	—	—
Freight and mail	28	2	—	—	30	—	30
Other-net	156	19	1	—	176	—	176
Total operating revenues	1,203	233	100	(99)	1,437	—	1,437

Operating expenses
Operating expenses, excluding fuel	645	169	90	(100)	804	—	804
Economic fuel	232	35	—	—	267	(6)	261
Total operating expenses	877	204	90	(100)	1,071	(6)	1,065

Nonoperating income (expense)
Interest income	5	—	—	1	6	—	6
Interest expense	(7)	—	(1)	(3)	(11)	—	(11)
Other	7	—	(1)	3	9	—	9
	5	—	(2)	1	4	—	4
Income before income tax	$331	$29	$8	$2	$370	$6	$376

	Three Months Ended June 30, 2014
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$974	$—	$—	$—	$974	$—	$974
Regional	—	200	—	—	200	—	200
Total passenger revenues	974	200	—	—	1,174	—	1,174
CPA revenues	—	—	87	(87)	—	—	—
Freight and mail	31	1	—	—	32	—	32
Other-net	147	20	2	—	169	—	169
Total operating revenues	1,152	221	89	(87)	1,375	—	1,375

Operating expenses
Operating expenses, excluding fuel	602	151	86	(87)	752	—	752
Economic fuel	324	49	—	—	373	(13)	360
Total operating expenses	926	200	86	(87)	1,125	(13)	1,112

Nonoperating income (expense)
Interest income	5	—	—	—	5	—	5
Interest expense	(9)	(1)	(2)	—	(12)	—	(12)
Other	9	1	(1)	—	9	—	9
	5	—	(3)	—	2	—	2
Income before income tax	$231	$21	$—	$—	$252	$13	$265

	Six Months Ended June 30, 2015
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,920	$—	$—	$—	$1,920	$—	$1,920
Regional	—	398	—	—	398	—	398
Total passenger revenues	1,920	398	—	—	2,318	—	2,318
Revenue from CPA with Alaska	—	—	198	(198)	—	—	—
Freight and mail	50	3	—	—	53	—	53
Other-net	298	35	2	—	335	—	335
Total operating revenues	2,268	436	200	(198)	2,706	—	2,706

Operating expenses
Operating expenses, excluding fuel	1,284	333	181	(198)	1,600	—	1,600
Economic fuel	436	66	—	—	502	(6)	496
Total operating expenses	1,720	399	181	(198)	2,102	(6)	2,096

Nonoperating income (expense)
Interest income	10	—	—	1	11	—	11
Interest expense	(14)	—	(5)	(3)	(22)	—	(22)
Other	14	—	—	3	17	—	17
	10	—	(5)	1	6	—	6
Income before income tax	$558	$37	$14	$1	$610	$6	$616

	Six Months Ended June 30, 2014
	Alaska
(in millions)	Mainline	Regional	Horizon	Consolidating	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger
Mainline	$1,828	$—	$—	$—	$1,828	$—	$1,828
Regional	—	386	—	—	386	—	386
Total passenger revenues	1,828	386	—	—	2,214	—	2,214
Revenue from CPA with Alaska	—	—	178	(178)	—	—	—
Freight and mail	54	2	—	—	56	—	56
Other-net	287	37	3	—	327	—	327
Total operating revenues	2,169	425	181	(178)	2,597	—	2,597

Operating expenses
Operating expenses, excluding fuel	1,178	302	172	(178)	1,474	—	1,474
Economic fuel	642	97	—	—	739	(21)	718
Total operating expenses	1,820	399	172	(178)	2,213	(21)	2,192

Nonoperating income (expense)
Interest income	10	—	—	—	10	—	10
Interest expense	(17)	(1)	(6)	(1)	(25)	—	(25)
Other	27	—	—	—	27	—	27
	20	(1)	(6)	(1)	12	—	12
Income before income tax	$369	$25	$3	$(1)	$396	$21	$417

(a)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain charges. See Note A in the accompanying pages for further information.

(b)	Includes mark-to-market fuel-hedge accounting adjustments.

Alaska Air Group, Inc.

CASM EXCLUDING FUEL RECONCILIATION (unaudited)
	Three Months Ended June 30,				Six Months Ended June 30,
(in cents)	2015		2014		2015		2014
Consolidated:
CASM	10.70	¢	12.37	¢	10.91	¢	12.64	¢
Less the following components:
Aircraft fuel, including hedging gains and losses per ASM	2.62		4.00		2.58		4.14
CASM excluding fuel	8.08	¢	8.37	¢	8.33	¢	8.50	¢

Mainline:
CASM	9.70	¢	11.28	¢	9.89	¢	11.54	¢
Less the following components:
Aircraft fuel, including hedging gains and losses per ASM	2.53		3.83		2.48		3.98
CASM excluding fuel	7.17	¢	7.45	¢	7.41	¢	7.56	¢

FUEL RECONCILIATIONS (unaudited)
	Three Months Ended June 30,
	2015		2014
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$262	$2.08	$365	$3.13
Losses on settled hedges	5	0.04	8	0.07
Consolidated economic fuel expense	267	2.12	373	3.20
Mark-to-market fuel hedge adjustment	(6)	(0.05)	(13)	(0.11)
GAAP fuel expense	$261	$2.07	$360	$3.09
Fuel gallons	126		116

	Six Months Ended June 30,
	2015		2014
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$492	$2.01	$712	$3.14
(Gains) losses on settled hedges	10	0.04	27	0.12
Consolidated economic fuel expense	502	2.05	739	3.26
Mark-to-market fuel hedge adjustment	(6)	(0.02)	(21)	(0.09)
GAAP fuel expense	$496	$2.03	$718	$3.17
Fuel gallons	245		227

Note A: Pursuant to Regulation G, we are providing reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long term, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan that covers all Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as mark-to-market hedging adjustments or special revenues, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separate management teams primarily in operational roles. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (Horizon). The Company believes the amounts paid by Alaska to Horizon approximate current market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.

Glossary of Terms

Aircraft Utilization - block hours per day; this represents the average number of hours our aircraft are flying

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Alaska Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Alaska Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile